Exhibit 99.1

FISCAL YEAR 2021 Investor Presentation May 2021

DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, Adjusted Diluted EPS, free cash flow, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses in the following information Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow which are not recognized measurements under GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income and Adjusted Diluted Earnings Per Share, and net cash provided by operating activities to Free Cash Flow, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, and (iii) use Free Cash Flow in addition to and not as an alternative to net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. The Financial Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Full Year FY22 Guidance,” reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2022. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. 2

COMPANY HISTORY

OUR HERITAGE IS AT THE CORE OF EVERYTHING WE DO

- **1914** — *Booz Allen founded in 1914 by Edwin Booz in Chicago*
- **1940** — *Hired to help U.S. Navy prepare for WWII*
- **2008** — *Spun off commercial consulting business; Carlyle became majority shareholder*
- **2010** — *Initial Public Offering*; *Acquired Defense Systems Engineering & Support*
- **2013** — *Launched Vision 2020 Strategy*
- **2014** — *Supported DoD GTMP to strengthen national security interests and protect U.S. Armed Forces (largest contract to date $937M)*
- **2016** — *Carlyle completed ownership exit*
- **2017** — *Acquired Aquilent, Inc., a digital services business*
- **2018** — *Supported GSA Machine Learning Analytics ($885M contract)*
- **2020** — *Supported DoD Joint AI Center (JAIC) ($800M contract)*
- **2021** — *Agreed to acquire Liberty IT Solutions, LLC[(1)]*

With over 100 years of industry leadership, Booz Allen is one of the most respected names in government contracting

(1) Expected to close in Q1 FY22.

3

WHY INVEST IN BOOZ ALLEN BOOZ ALLEN HAS A 100+ YEAR HISTORY AS AN INDUSTRY LEADER History of Driving Industry Leading Organic Growth Strategic organic revenue and earnings growth Growing backlog, supported by a robust pipeline and sustained win rates Strong Balance Sheet Driven by Robust Cash Generation Record level operating cash generation Low leverage preserves flexibility to pursue future growth opportunities Prudent Capital Deployment Strategy Growing pipeline of strategic M&A opportunities Consistent shareholder returns through sustained dividend growth and opportunistic share repurchases Leveraging Innovations to Deliver Differentiated Solutions First-mover advantage; proven industry leader with transformative capabilities (AI, cyber) Continued investment in new capabilities and solutions Relentless Focus on our Clients’ Core Missions 100+ year legacy as a trusted partner to our clients Single P&L enables operational agility to react quickly to evolving client needs Operating in Large Addressable Markets Aligned with critical modernization efforts across the federal government Operating in fundamentally strong core markets of Defense, Civil, Intel and Commercial 4

LEADING FROM THE TOP

OUR PURPOSE, AS A FIRM, IS TO EMPOWER PEOPLE TO CHANGE THE WORLD



Horacio D. Rozanski
President and CEO



Lloyd W. Howell, Jr.
CFO and Treasurer



Nancy J. Laben
Chief Legal Officer



Elizabeth M. Thompson
Chief People Officer



Kristine Martin Anderson
Civilian Services Group Lead



Karen M. Dahut
Global Defense Group Lead



Gary D. Labovich
Management Systems Modernization Lead



Judi Dotson
National Security Group Lead



Susan L. Penfield
Chief Innovation Officer and Strategic Innovation Group Lead


~27,700 employees
~1,000 LOCATIONS IN 20 COUNTRIES

DIVERSITY MEASURES

36% of our global workforce identified as female, including **34%** of senior management and **67%** of executive leadership

32% of our U.S. workforce identified as BIPOC, including **19%** of our senior management and **22%** of executive leadership

30% of new employee hires globally identified as female and **37%** in the U.S. identified as BIPOC

30% of employee departures globally identified as female and **35%** in the U.S. identified as BIPOC

CREDENTIALS

~27% are Veterans

~68% have security clearances

~87% hold bachelor's degrees

~41% hold master's degrees

~3% hold doctoral degrees

As reported in our Form 10-K for the fiscal year ended March 31, 2021.

5

VISION 2020: OUR TRANSFORMATION STRATEGY IN FY14, OUR TEAM LAUNCHED A COMPREHENSIVE STRATEGY TO CREATE SUSTAINABLE LONG-TERM GROWTH AT THE INTERSECTION OF MISSION AND TECHNOLOGY Under the Vision 2020 Strategy, we: Moved closer to the center of our clients’ core missions The success can be seen in: Backlog growth, which achieved record levels during FY21 Increased the technical content of our work Attracted and retained superior talent in diverse areas of expertise Expanded into commercial and international markets Created a broad network of external partners and alliances Leveraged innovation to deliver complex, differentiated, end-to-end solutions Industry-leading organic revenue growth, which marked the sixth consecutive year of organic revenue growth Headcount growth and corresponding shift in our talent portfolio to more technical expertise in disciplines such as systems development, cyber, and analytics Enhanced profitability and margin expansion 6

ADVANCED SOLUTIONS & CAPABILITIES

WE HAVE EXPANDED BEYOND OUR MANAGEMENT CONSULTING FOUNDATION TO DEVELOP DEEP EXPERTISE IN FIELDS THAT ADDRESS OUR CLIENTS' CORE MISSIONS



PROVEN MISSION SOLUTIONS(1)
CONSULTING
DIGITAL SOLUTIONS
ANALYTICS
CYBER
ENGINEERING

(1) For more information on our functional service offerings, please refer to our Form 10-K for the fiscal year ended March 31, 2021.

7

BROAD CUSTOMER BASE WE SERVE A BROAD CUSTOMER BASE THAT SPANS ACROSS THE U.S. GOVERNMENT, INTERNATIONAL AND COMMERCIAL MARKETS DEFENSE, 49%CIVIL, 28% + Air Force + Army + Joint Combatant Commands + Navy/Marine Corps + Homeland Security + Health & Human Services + Veterans Affairs + Treasury + Justice INTELLIGENCE, 20% Broad Customer Base(1) + U.S. Intelligence Agencies: National Security Agency, National Geospatial-Intelligence Agency, National Reconnaissance Office + Military Intelligence Agencies: Defense Intelligence Agency, Service Intelligence Centers, Intelligence Surveillance Reconnaissance Units GLOBAL COMMERCIAL, 3% + Commercial: Financial Services, Health and Life Sciences, Energy, and Technology + International: Middle East and Europe (1) All percentages of revenue are approximate; exact percentages of revenue are reported in our Form 10-K for the fiscal year ended March 31, 2021. 8

STRONG FINANCIAL RETURNS WE HAVE A PROVEN TRACK RECORD OF STRONG FINANCIAL PERFORMANCE Strategic Revenue GrowthSustained Adjusted EBITDA & Margin Expansion 10.7% CAGR ($) 7.8% CAGR $7.9B +130 bps (%) 10.7% $5.4B 9.4% $840M $506M FY16FY21 Total Revenue Growth(1) FY16FY21 Adjusted EBITDA(1)(2)Adjusted EBITDA Margin(1)(2) Strong Earnings Growth % CAGR Significant Cash Returned to Shareholders ($ in millions)(1) $571(3) $72 $3.90 $370 $248 $392 $19 $364 $333 $318 $1.65 $270$250$187 $56 $93$103$114$147$181 FY16FY21 FY17FY18FY19FY20FY21 Adjusted Diluted Earnings Per Share(1)(2) Quarterly DividendsShare RepurchasesM&A As reported in our Forms 10-K for the fiscal years ended March 31, 2016, 2017, 2018, 2019, 2020 and 2021; totals may not sum due to rounding. A reconciliation of non-GAAP financial measures can be found in the appendix.9 Total amount of capital deployed in FY21 does not include ~$2M in applicable fees related to our Tracepoint minority investment.

CAPITAL DEPLOYMENT: FY21 IN REVIEW

OUR DEPLOYMENT PLANS FOLLOW A DISCIPLINED, OPPORTUNISTIC APPROACH THAT SUPPORTS LONG-TERM SHAREHOLDER VALUE

In FY21, we deployed ~$571M[(1)] through a mix of quarterly dividends, strategic M&A, share repurchases and reinvestments in required CapEx

Quarterly Dividends

- ~$181M in dividends deployed
- 8th consecutive fiscal year of double-digit growth
- ~33% dividend payout ratio

Sustained strong annual dividend growth since 2013

Capital Expenditures

- Implementing our new financial management systems
- Focused investments to support a telework-first posture

Driving growth through strategic investments in our infrastructure

Strategic Acquisitions

- ~$72M minority investment in Tracepoint in Q3 FY21

Investments to fuel growth

Share Repurchases

- ~$318M deployed through the repurchase of ~4M shares of Class A common stock

Opportunistic share buybacks, based on changing economic conditions and market performance

We remain committed to a balanced capital allocation strategy to drive long-term shareholder value

(1) *Total amount of capital deployed in FY21 does not include ~$2M in applicable fees related to our Tracepoint minority investment.*

10

OUTPERFORMING THE MARKET DRIVING LONG-TERM SHAREHOLDER VALUE THROUGH STRONG FINANCIAL PERFORMANCE AND PRUDENT CAPITAL MANAGEMENT Total Shareholder Returns vs. Core Peers(1) One-, Three-and Five-Year Periods Total Shareholder Returns vs. Broader Indexes Three-Year Period 1-year 19% 15% 118% 112% 3-year 49% 118% 61% 5-year 147% 190% Booz AllenDefense Services Booz Allen Russell 1000 Index S&P Software and Services Select Industry Index (1) Core peers include: CACI, LDOS, MANT, and SAIC. 11

STRONG BACKLOG AND CONTRACT-LEVEL PERFORMANCE DEMONSTRATES THE STRENGTH OF OUR VALUE PROPOSITION AND CORE CAPABILITIES Historical Backlog(1) ($ in millions) 13,592 16,020 19,321 20,729 24,032 14,436 7,679 9,174 12,19812,796 6,086 3,0984,1613,6874,518 2,8152,6853,4363,4153,510 FY17FY18FY19FY20FY21 FundedUnfundedPriced Options Historical Book-to-Bill LTM Book-to-Bill Ratios 1.31x 1.39x 1.49x 1.42x 1.19x FY17FY18FY19FY20FY21

COHESIVE & FOCUSED APPROACH TO ESG PERFORMANCE ENVIRONMENTAL, SOCIAL, GOVERNANCE IMPACT SUPPORTS LONG-TERM RESILIENCE SOCIAL ENVIRONMENTAL We are stewards of the environment Carbon Footprint: We set targets to reduce operational greenhouse gas emissions in 2015 and achieved those targets ahead of our 2026 goal, maintaining 15%+ reduction per square foot and per employee Data Driven: We are setting new goals aligned with the Science Based Targets initiative and the Paris Accord, supporting global standards for net zero business Differentiated Rigor: Our environmental management system is certified ISO 14001:2015 compliant for our global headquarters, and we apply these standards to our worldwide operations, as appropriate ECONOMIC GOVERNANCE We are purpose and values driven Diverse Oversight: Our Board of Directors, a leader in diverse representation, adopted a Board Diversity Policy that formalizes its commitment to inclusive selection processes for new directors Annual Director Elections: Our phased approach to declassifying our Board provides for all directors standing to stand for annual election by our 2023 stockholders meeting Integrity: We have again been recognized by Ethisphere as a World’s Most Ethical Company We are passionate about people Current Events: We stand committed to our Race & Social Equity Agenda and COVID-19 resilience plan Transparency: We shared diversity metrics with industry-leading granularity in our 2020 ESG Impact Report and Human Capital disclosure in our FY21 10-K By the Numbers: Ranked #2 Best Employers for Diversity by Forbes 100% for LGBTQ+ equality and disability inclusion (Corporate Equality Index & Disability Equality Index) Top 100 Rating by Working Mother Magazine Mental Health America Corporate Excellence Award We contribute to resilient growth Toward a New Normal: Our COVID-19 Vaccination Workforce Simulator helps health officials determine how many workers they need and how long it will take to vaccinate communities with available doses Inclusive Tech Pipeline: We inspire under-represented groups to pursue future-forward careers through our MilTech program and through philanthropic partnerships and engagement with Girl Up, Year Up, Black Girls CODE, and the Thurgood Marshall College Fund

FISCAL 2021 FINANCIAL RESULTS & FISCAL 2022 OUTLOOK

KEY FINANCIAL RESULTS FISCAL YEAR 2021 RESULTS Comparisons are to prior fiscal year; totals may not sum due to rounding.

FINANCIAL OUTLOOK FULL YEAR FY22 GUIDANCE Assumes an effective tax rate of 22-24%; an average diluted share count of 134-137 million; interest expense of $75-$78 million; and all-cash funding for the planned Liberty acquisition.

FY22 ADEPS WALK

ADEPS BRIDGE FROM FY21 TO FY22	
FY21 ADEPS	$3.90
4 – 7% Organic Revenue Growth	~$0.17 – 0.32
Mid 10% Adjusted EBITDA Margin	~$(0.04)
FY22 Operational ADEPS[(1)]	$4.03 – 4.18
Incremental D&A Related to NextGen Financial System	~$(0.06)
Higher Effective Tax Rate (Midpoint of FY22 estimate vs. FY21 20.1%)	~$(0.15)
Other Below-the-Line Items (e.g., Interest, Diluted Shares, etc.)	~$0.08 – 0.09
FY22 Organic ADEPS[(1)]	$3.90 – 4.06
Liberty Acquisition[(2)]	$0.20 – 0.24
FY22 Total ADEPS	$4.10 – 4.30

(1) Operational ADEPS excludes the previously disclosed estimated accretion of $0.20–0.24 related to the planned Liberty acquisition and the impact of below-the-line variances. Organic ADEPS excludes the previously disclosed estimated accretion of $0.20–0.24 related to the planned Liberty acquisition.
(2) Consistent with the accretion estimate provided in conjunction with the planned Liberty acquisition announcement on May 4, 2021; assumes all-cash funding.

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FY22 INCOME TAX DRIVERS

EFFECTIVE TAX RATE BRIDGE FROM FY21 TO FY22	
FY21 Effective Tax Rate on an Adjusted Diluted EPS Basis	20.1%
Puts and Takes:	
– Marginal tax rate on incremental pretax income[1]	+~0.5 – 1.0%
– State and local income tax credits[2]	+~0.5 – 1.0%
– Other discrete items[3]	+~1.0 – 2.0%
FY22 Expected Annual Effective Tax Rate[4]	22.0 – 24.0%

NOTES:

(1) As the Company's federal/state statutory tax rate is higher than its effective tax rate, a higher marginal tax rate is applied to incremental forecasted pretax income, which increases the overall effective tax rate year over year

(2) The Company expects to realize lower state and local tax credits during FY22, predominantly due to the impact of COVID-19 and the ability to generate wage and other credits in various jurisdictions due to teleworking.

(3) During Q3 FY21, the Company released $10.2 million in reserves for uncertain tax positions related to an acquired subsidiary, due to the expiration of the statute of limitations.

(4) The estimated annual effective tax rate guidance does not take into account potential tax headwinds that could occur, including any impacts of corporate tax rate reform.

18

THREE-YEAR INVESTMENT THESIS RESULTS

THREE-YEAR INVESTMENT THESIS RESULTS

DELIVERING STRONG FINANCIAL RETURNS THROUGH OUR UNIQUE MARKET POSITION

Our strong ADEPS performance was supported by organic revenue growth, margin expansion, and strategic capital deployment



We nearly doubled our original ADEPS growth goal of 50%
~96% ADEPS Growth
$1.99
$3.90
FY18
FY21
Organic Revenue Growth
8.4% CAGR
Three-Year Goal: 6 — 9% CAGR
$6.2B
$7.9B
FY18
FY21
Adjusted EBITDA Margin
+120 bps expansion
Three-Year Goal: 10 — 30 bps Margin Expansion
9.5%
10.7%
FY18
FY21
Capital Deployment(1)
~$1.3B Deployed
Three-Year Goal: $1.4B Deployed
$364.2M
$333.2M
$571.3M
FY19
FY20
FY21

Original three-year Investment Thesis reflects performance in FY19, FY20 and FY21.
(1) Total amount of capital deployed for FY21 does not include ~$2M in applicable fees related to our minority investment in Tracepoint.

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APPENDIX

NON-GAAP FINANCIAL INFORMATION "Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our consulting staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. "Adjusted Operating Income" represents operating income before transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, supplemental employee benefits due to the COVID-19 outbreak, and acquisition-related costs. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. "Adjusted EBITDA" represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, supplemental employee benefits due to the COVID-19 outbreak, and acquisition related costs. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. The Company prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. "Adjusted Net Income" represents net income before: (i) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (ii) supplemental employee benefits due to the COVID-19 outbreak, (iii) acquisition related costs, (iv) research and development tax credits, (v) release of income tax reserves, (vi) remeasurement of deferred tax assets/liabilities, (vii) loss on debt extinguishment and (viii) amortization or write-off of debt issuance costs and write-off of original issue discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. We view net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance. "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to our consolidated financial statements in our 10-K for the fiscal year ended March 31, 2021. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment, and software. 22

NON-GAAP FINANCIAL INFORMATION

(In thousands, except share and per share data)	Fiscal Year Ended March 31, 2021		Fiscal Year Ended March 31, 2020	
	(Unaudited)			
Revenue, Excluding Billable Expenses				
Revenue	$	7,858,938	$	7,463,841
Billable expenses		2,325,888		2,298,413
Revenue, Excluding Billable Expenses	$	5,533,050	$	5,165,428
Adjusted Operating Income				
Operating Income	$	754,371	$	669,202
Transaction expenses (a)		—		1,069
COVID-19 supplemental employee benefits (b)		577		2,722
Acquisition costs (c)		411		—
Adjusted Operating Income	$	755,359	$	672,993
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$	608,958	$	482,603
Income tax (benefit) expense		53,481		96,831
Interest and other, net (d)		91,932		89,768
Depreciation and amortization		84,315		81,081
EBITDA		838,686		750,283
Transaction expenses (a)		—		1,069
COVID-19 supplemental employee benefits (b)		577		2,722
Acquisition costs (c)		411		—
Adjusted EBITDA	$	839,674	$	754,074
Adjusted EBITDA Margin on Revenue		10.7 %		10.1 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses		15.2 %		14.6 %
Adjusted Net Income				
Net income	$	608,958	$	482,603
Transaction expenses (a)		—		1,069
COVID-19 supplemental employee benefits (b)		577		2,722
Acquisition costs (c)		411		—
Research and development tax credits (e)		(2,928)		(38,395)
Release of income tax reserves (f)		(29)		(68)
Re-measurement of deferred tax assets/liabilities (g)		(76,767)		—
Loss on debt extinguishment (h)		13,239		—
Amortization and write-off of debt issuance costs and debt discount		2,402		2,395
Adjustments for tax effect (i)		(4,324)		(1,608)
Adjusted Net Income	$	541,539	$	448,718
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding		138,703,220		141,238,135
Adjusted Net Income Per Diluted Share (j)	$	3.90	$	3.18
Free Cash Flow				
Net cash provided by (used in) operating activities	$	718,684	$	551,428
Less: Purchases of property, equipment, and software		(87,210)		(128,079)
Free Cash Flow	$	631,474	$	423,349

(a) Fiscal 2020 debt refinancing costs incurred in connection with the refinancing transactions consummated on November 26, 2019.

(b) Represents the supplemental contribution to employees' dependent care FSA accounts in response to the COVID-19 outbreak.

(c) Represents certain costs incurred related to acquisition efforts of the Company, including legal and other professional fees

(d) Reflects the combination of Interest expense and Other (expense) income, net from the consolidated statement of operations.

(e) Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2021 and 2020 related to an increase in research and development credits available for fiscal years 2016 to 2019 and fiscal years 2016 to 2020, respectively.

(f) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle acquisition.

(g) Fiscal 2021 reflects the income tax benefit associated with tax losses generated during fiscal 2021 as a result of a change in certain tax methods of accounting. The Company intends to carry these losses back to fiscal 2016 and subsequent periods under the Coronavirus Aid, Relief and Economic Security Act and has re-measured the fiscal 2021 loss accordingly.

(h) Reflects the loss on debt extinguishment resulting from the redemption of Booz Allen Hamilton Inc.'s 5.125% senior notes due 2025, including $9.0 million of the premium paid at redemption, and write-off of the unamortized debt issuance cost.

(i) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.

(j) Excludes adjustments of approximately $3.5 million and $1.6 million of net earnings for fiscal 2021 and 2020, respectively, associated with the application of the two-class method for computing diluted earnings per share.

23

NON-GAAP FINANCIAL INFORMATION

Unaudited Non-GAAP Financial Information

$ in thousands, except for shares and per share data	FY2016	FY2017	FY2018	FY2019	FY2020	FY2021
Revenue, Excluding Billable Expenses						
Revenue	$ 5,405,738	$ 5,809,491	$ 6,167,600	$ 6,704,037	$ 7,463,841	$ 7,858,938
Billable Expenses	1,513,083	1,751,077	1,861,312	2,004,664	2,298,413	2,325,888
Revenue, Excluding Billable Expenses	$ 3,892,655	$ 4,058,414	$ 4,306,288	$ 4,699,373	$ 5,165,428	$ 5,533,050
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue						
Net income	$ 294,094	$ 260,825	$ 301,692	$ 418,529	$ 482,603	$ 608,958
Income tax (benefit) expense	85,368	164,832	128,344	96,874	96,831	53,481
Interest and other, net [(a)]	65,122	80,357	89,687	86,991	89,768	91,932
Depreciation and amortization	61,536	59,544	64,756	68,575	81,081	84,315
EBITDA	506,120	565,558	584,479	670,969	750,283	838,686
Transaction expenses [(b)]	—	3,354	—	3,660	1,069	—
COVID-19 supplemental employee benefits [(c)]	—	—	—	—	2,722	577
Acquisition costs [(d)]	—	—	—	—	—	411
Adjusted EBITDA	$ 506,120	$ 568,912	$ 584,479	$ 674,629	$ 754,074	$ 839,674
Adjusted EBITDA Margin on Revenue	*9.4 %*	*9.8 %*	*9.5 %*	*10.1 %*	*10.1 %*	*10.7 %*
Adjusted Net Income						
Net income	$ 294,094	$ 260,825	$ 301,692	$ 418,529	$ 482,603	$ 608,958
Transaction expenses [(b)]	—	3,354	—	3,660	1,069	—
COVID-19 supplemental employee benefits [(c)]	—	—	—	—	2,722	577
Amortization of intangible assets [(e)]	4,225	4,225	—	—	—	—
Amortization or write-off of debt issuance costs and write-off of original issue discount	5,201	8,866	2,655	2,920	2,395	2,402
Research and development tax credits [(f)]	—	—	—	—	(38,395)	(2,928)
Release of income tax reserves [(g)]	(53,301)	—	—	(462)	(68)	(29)
Remeasurement of deferred tax assets/liabilities [(h)]	—	—	(9,107)	(27,908)	—	(76,767)
Adjustments for tax effect [(i)]	(3,770)	(6,578)	(969)	(1,711)	(1,608)	(4,324)
Loss on debt extinguishment [(j)]	—	—	—	—	—	13,239
Acquisition costs [(d)]	—	—	—	—	—	411
Adjusted Net Income	$ 246,449	$ 270,692	$ 294,271	$ 395,028	$ 448,718	$ 541,539
Adjusted Diluted Earnings per Share						
Weighted-average number of diluted shares outstanding	149,719,137	150,274,640	147,750,022	143,156,176	141,238,135	138,703,220
Adjusted Net Income per Diluted Share [(k)]	$ 1.65	$ 1.80	$ 1.99	$ 2.76	$ 3.18	$ 3.90

***(a)** Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations.*

***(b)** Fiscal 2017 reflects debt refinancing costs associated with the refinancing transaction consummated on July 13, 2016. Fiscal 2019 reflects debt refinancing costs associated with the refinancing transaction consummated on July 23, 2018. Fiscal 2020 reflects debt refinancing costs incurred in connection with the refinancing transactions consummated on November 26, 2019.*

***(c)** Represents the supplemental contribution to employees' dependent care FSA accounts in response to the COVID-19 outbreak.*

***(d)** Represents certain costs incurred related to acquisition efforts of the Company, including legal and other professional fees.*

***(e)** Reflects amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group.*

***(f)** Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2021 and 2020 related to an increase in research and development credits available for fiscal years 2016 to 2019 and fiscal years 2016 to 2020, respectively.*

***(g)** Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle Acquisition.*

***(h)** Fiscal 2021 reflects the income tax benefit associated with tax losses generated during fiscal 2021 as a result of a change in certain tax methods of accounting. The Company intends to carry these losses back to fiscal 2016 and subsequent periods under the Coronavirus Aid, Relief and Economic Security Act and has re-measured the fiscal 2021 loss accordingly. Fiscal 2019 and 2018 reflect the adjustments made to the provisional income tax benefit associated with the re-measurement of the Company's deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act (the "2017 Tax Act").*

***(i)** Fiscal 2016 and 2017 reflect the tax effect of adjustments at an assumed effective tax rate of 40%. With the enactment of the 2017 Tax Act, fiscal 2018 adjustment is reflected using an assumed effective tax rate of 36.5%, and fiscal 2019, 2020, and 2021 adjustments are reflected using an assumed effective tax rate of 26%, which approximate the blended federal and state tax rates for fiscal 2018, 2019, and 2020 respectively, and consistently exclude the impact of other tax credits and incentive benefits realized.*

***(j)** Reflects the loss on debt extinguishment resulting from the redemption of Booz Allen Hamilton Inc.'s 5.125% Senior Notes due 2025 (the "2017 Senior Notes").*

***(k)** Excludes adjustments associated with the application of the two-class method for computing diluted earnings per share.*

The use and definition of Non-GAAP financial measurements can be found in the company's public filings.

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FINANCIAL RESULTS – KEY DRIVERS Fiscal Year Ended March 31, 2021 – Below is a summary of the key factors driving results for the fiscal year ended March 31, 2021 as compared to the prior year: Revenue increased by 5.3% to $7.9 billion and Revenue, Excluding Billable Expenses increased 7.1% to $5.5 billion, with both increases primarily driven by strong execution on sustained client demand and headcount to meet that demand. The Company also benefited from higher staff utilization in the first half of the year as compared to the prior year driven by fewer PTO days taken by our employees which resulted in increases in our direct labor and corresponding generation of revenue growth. Revenue growth also benefited from an overall increase in billable expenses primarily attributable to an increase in use of subcontractors driven by client demand. The increase was partially offset by decreases in expenses from contracts which require the Company to incur direct and travel expenses on behalf of clients compared to the prior year. The impact of COVID-19 drove volatility in the timing and magnitude of billable expenses. Operating Income increased 12.7% to $754.4 million and Adjusted Operating Income increased 12.2% to $755.4 million. Increases in both were primarily driven by the same factors driving revenue growth, as well as strong cost management efforts, and reductions in certain types of expenses, like travel and meetings. These were partially offset by the inability to recognize revenue on, or bill for, fee on certain contracts involving a ready workforce of approximately $24.0 million. Net income increased 26.2% to $609.0 million and Adjusted Net Income increased 20.7% to $541.5 million. These changes were primarily driven by the same factors as Operating Income and Adjusted Operating Income. Net income was also affected by a $76.7 million tax benefit recognized in the fourth quarter resulting from the change in certain tax methods of accounting. EBITDA increased 11.8% to $838.7 million and Adjusted EBITDA increased 11.4% to $839.7 million. These increases were due to the same factors as Operating Income and Adjusted Operating Income. Diluted EPS increased to $4.37 from $3.41 and Adjusted Diluted EPS increased to $3.90 from $3.18. The changes were primarily driven by the same factors as Net Income and Adjusted Net Income, respectively, as well as decreased interest expense and a lower share count in the fourth quarter of fiscal 2021. As of March 31, 2021, total backlog was $24.0 billion, an increase of 15.9%. Funded backlog was $3.5 billion, an increase of 2.8%. Net cash provided by operating activities was $718.7 million for the year ended March 31, 2021 as compared to $551.4 million in the prior year. The increase in operating cash flows was primarily driven by collections growth in excess of revenue growth. Higher income taxes paid in fiscal 2021 were offset by lower disbursements primarily attributable to strong cost management and lower expenses primarily attributable to COVID-19. Free Cash Flow was $631.5 million for the twelve months ended March 31, 2021 as compared to $423.3 million in the prior year period. Free Cash Flow was affected by the same factors affecting cash provided by operating activities, as well as a decrease in capital expenditures reflecting a shift away from facilities investment towards technology and tools needed to support the virtual work environment. Additionally, we continue to modernize our corporate information technology infrastructure including the implementation of new financial management systems on April 1, 2021. 25

BOOZ ALLEN INVESTOR & MEDIA RELATIONS CONTACTS Website: investors.boozallen.com Contact Information: Investor Relations Rubun Dey Investor Relations 703-377-5332 Dey_Rubun@bah.com Media Jessica Klenk Media Relations 703-377-4296 Klenk_Jessica@bah.com 26